Exhibit 3.27

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

NGL SUPPLY, LLC

IT IS HEREBY CERTIFIED THAT:

1.                      The name of the limited liability company (hereinafter called the “Company”) is NGL Supply, LLC.

2.                       The Certificate of Formation of the company is hereby amended by striking out Section 1 thereof and by substituting in lieu of said Section the following new Section:

“1.                        The name of the limited liability company is: NGL LIQUIDS, LLC”

3.                        The Amendment of the Certificate of Formation herein certified has been duly adopted in accordance with the provisions of Sections 202, 302 and 402 of the Limited Liability Company Act of the State of Delaware.

4.                         This Certificate of Amendment shall become effective at 11:59 p.m. on March 31, 2014.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has caused this Certificate of Amendment to be duly executed as of the 24th day of March, 2014.

NGL ENERGY OPERATING LLC,
Member/Authorized Person

By:	/s/ William G. Laughlin
William G. Laughlin, Senior Vice President,
General Counsel & Secretary